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                                                      EXHIBIT 4.4

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT


          AMENDMENT dated as of January 17, 1994, to the $200,000,000 Credit Agreement dated as of October 21, 1993 (the "Credit Agreement") among FLEMING COMPANIES, INC., the BANKS party thereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

                              W I T N E S S E T H:

          WHEREAS, the entities named above are parties to the Credit
Agreement;

          WHEREAS, the parties hereto desire to amend the Credit Agreement to effect the amendment reflected herein;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS; REFERENCES. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

          SECTION 2.  AMENDMENT OF SECTION 5.09 OF THE CREDIT AGREEMENT.
Section 5.09 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "As of the last day of each fiscal quarter of the Borrower, the ratio of Net Earnings Available for Fixed Charges to Consolidated Fixed Charges, in each case for the four fiscal quarters ending on such day, shall not be less than 1.6 to 1; PROVIDED that Net Earnings Available For Fixed Charges for any period shall be calculated on a pro forma basis excluding any charge of up to $101,300,000 for the Borrower Special Charges.

               "Borrower Special Charges" means the charges to the Borrower's earnings in December 1993 relating to the consolidation of certain of the Borrower's facilities and operations, as approved by the board of directors of the Borrower at a meeting on January 17, 1994."

          SECTION 3. COUNTERPARTS; EFFECTIVENESS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any Bank as to which an executed counterpart shall not have received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party) and, once so effective, Section 2 hereof shall be given effect retroactively to December 25, 1993.


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          SECTION 4.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                        FLEMING COMPANIES, INC.

                                        By /s/ John M. Thompson
                                          -------------------------------
                                          Name:John M. Thompson
                                          Title: Vice President and
                                           Treasurer

                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK

                                        By /s/ Michael C. Mauer
                                          ------------------------------
                                          Name: Michael C. Mauer
                                          Title: Vice President

                                        J.P. MORGAN DELAWARE

                                        By /s/ D.J. Morris
                                          ------------------------------
                                          Name: David J. Morris
                                          Title: Vice President

                                        BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION

                                        By /s/ Jody B. Schneider
                                          ------------------------------
                                          Name: Jody B. Schneider
                                          Title: Vice President

                                        By /s/ C.L. Turner, III
                                          ------------------------------
                                          Name: C.L. Turner, III
                                          Title: Vice President

                                        BOATMEN'S FIRST NATIONAL BANK
                                          OF OKLAHOMA

                                        By /s/ K. Randy Roper
                                          ------------------------------
                                          Name: K. Randy Roper
                                          Title: Senior Vice President

                                        CREDIT SUISSE

                                        By /s/ Jan Kofol
                                          ------------------------------
                                          Name: Jan Kofol
                                          Title: Member of Senior
                                               Management




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                                        By /s/ Harry R. Olsen
                                          ------------------------------
                                          Name: Harry R. Olsen
                                          Title: Member of Senior
                                                 Management

                                        TEXAS COMMERCE BANK, NATIONAL
                                        ASSOCIATION

                                        By /s/ John P. Dean
                                          ------------------------------
                                          Name: John P. Dean
                                          Title: Senior Vice President

                                        CIBC, INC.

                                        By /s/ J.D. Westland
                                          ------------------------------
                                          Name: J.D. Westland
                                          Title: Vice President

                                        NATIONSBANK OF TEXAS, N.A.

                                        By /s/ Bianca Hemmen
                                          ------------------------------
                                          Name: Bianca Hemmen
                                          Title: Vice President

                                        By /s/ Steven A. Deily
                                          ------------------------------
                                          Name: Steven A. Deily
                                          Title: Senior Vice President

                                        SWISS BANK CORPORATION

                                        By /s/ Thad D. Rasche
                                          ------------------------------
                                          Name: Thad D. Rasche
                                          Title: Director
                                                  Merchant Banking

                                        By /s/ W.A. McDonnell
                                          ------------------------------
                                          Name: William A. McConnell
                                          Title: Associate Director
                                                  Merchant Banking

                                        UNION BANK OF SWITZERLAND

                                        By /s/ A. Imholz
                                          ------------------------------
                                          Name: Alfred W. Imholz
                                          Title: First Vice President

                                        By /s/ Jan Buettgen
                                          ------------------------------
                                          Name: Jan Buettgen
                                          Title: Assistant Vice President

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                                        THE BANK OF NOVA SCOTIA

                                        By /s/ A.S. Norsworthy
                                          ------------------------------
                                          Name: A.S. Norsworthy
                                          Title: Assistant Agent

                                        THE TORONTO-DOMINION BANK

                                        By /s/ F.B. Hawley
                                          ------------------------------
                                          Name: F.B. Hawley
                                          Title: Mgr. Cr. Amin.

                                        WACHOVIA BANK OF GEORGIA, N.A.

                                        By /s/ Terry Katon
                                          ------------------------------
                                          Name: Terry Katon
                                          Title: Assistant Vice President

                                        THE FIRST NATIONAL BANK OF
                                          CHICAGO

                                        By /s/ Sharon A. Huebner
                                          ------------------------------
                                          Name: Sharon A. Huebner
                                          Title: Vice President

                                        KREDIETBANK, N.V.

                                        By /s/ Patricia A. McCann
                                          ------------------------------
                                          Name: Patricia A. McCann
                                          Title: Vice President

                                        By /s/ Robert Snauffer
                                          ------------------------------
                                          Name: Robert Snauffer
                                          Title: Vice President

                                        BANQUE NATIONALE DE PARIS,
                                          HOUSTON AGENCY

                                        By /s/ Henry F. Setina
                                          ------------------------------
                                          Name: Henry F. Setina
                                          Title: Vice President

                                        FIRST INTERSTATE BANK OF
                                          CALIFORNIA

                                        By /s/ William J. Baird
                                          ------------------------------
                                          Name: William J. Baird
                                          Title: Vice President

                                        FIRST TENNESSEE BANK
                                          NATIONAL ASSOCIATION

                                        By /s/ George Couloubaritsis
                                          ------------------------------
                                          Name: George Couloubaritsis
                                          Title: Vice President

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                                        THE FUGI BANK, LIMITED
                                        By /s/ David Kelley
                                          ------------------------------
                                           Name: David Kelley
                                           Title: Vice President and
                                                   Senior Manager

                                        LIBERTY BANK AND TRUST COMPANY
                                          OF OKLAHOMA CITY, N.A.

                                        By /s/ Laura Christofferson
                                          -------------------------------
                                           Name: Laura Christofferson
                                           Title: Vice President

                                        THE MITSUBISHI BANK, LTD.,
                                          HOUSTON AGENCY

                                        By /s/ Shoji Honda
                                          ------------------------------
                                           Name: Shoji Honda
                                           Title: General Manager

                                        NORDDEUTSCHE LANDESBANK
                                          GIROZENTRALE

                                        By /s/ S.K. Hunter
                                          ------------------------------
                                           Name: S.K. Hunter
                                           Title: Senior Vice President

                                        By /s/ Stephanie Hoevermann
                                            -------------------------------
                                           Name: Stephanie Hoevermann
                                           Title: Vice President

                                          PNC BANK, NATIONAL ASSOCIATION

                                          By /s/ Tamara R. O'Connor
                                            ------------------------------
                                             Name: Tamara R. O'Connor
                                             Title: Vice President

                                          SOCIETE GENERALE, SOUTHWEST AGENCY

                                          By /s/ Richard M. Lewis
                                            ----------------------------
                                             Name: Richard M. Lewis
                                             Title: Assistant Vice President

                                          By /s/ Christopher Speitz
                                            ------------------------------
                                             Name: Christopher Speitz
                                             Title: Vice President

                                          BANK IV KANSAS, N.A.

                                          By /s/ Mike Wegeng
                                            ------------------------------
                                             Name: Mike Wegeng
                                             Title: Vice President

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                                        FIRST NATIONAL BANK OF OMAHA

                                        By /s/ R.W. Tritsel
                                          ------------------------------
                                          Name: R.W. Tritsel
                                          Title:  Vice President

                                        THE SANWA BANK LIMITED,
                                          DALLAS AGENCY

                                        By /s/ Masao Yano
                                          ------------------------------
                                          Name: Masao Yano
                                          Title: Vice President

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